EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            HEALTHTECH DELIVERY, INC.

         The undersigned, a natural person acting as incorporator of a corporation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter from time to time be amended (the "DGCL"), hereby makes this Certificate of Incorporation for such corporation.

                                    ARTICLE I

                                      NAME

         The name of the corporation is Healthtech Delivery, Inc. (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

         The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                    PURPOSES

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                            AUTHORIZED CAPITAL STOCK

         The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 21,000,000 shares, consisting of:
(i) 20,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and (ii) 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the
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Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote.

         A. PREFERRED STOCK. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provision or sinking fund provisions, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

         B. REACQUIRED SHARES OF PREFERRED STOCK. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

         C. INCREASE IN AUTHORIZED PREFERRED STOCK. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

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                                    ARTICLE V

                                    EXISTENCE

         The existence of the Corporation is to be perpetual.


                                   ARTICLE VI

                              NO PREEMPTIVE RIGHTS

         No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.


                                   ARTICLE VII

                              NO CUMULATIVE VOTING

         At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.


                                  ARTICLE VIII

                     NO STOCKHOLDER ACTION WITHOUT A MEETING

         Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors by the written order of a majority of the entire Board of Directors, or by such other persons as may be set forth in the Bylaws of the Corporation (the "Bylaws"); PROVIDED, HOWEVER that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, and a special meeting of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the

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Board of Directors by the written order of a majority of the entire Board of
Directors, and not by the stockholders except as otherwise provided by law or the Bylaws.

                                   ARTICLE IX

                               BOARD OF DIRECTORS

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation (this "Certificate of Incorporation"), the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws; PROVIDED, HOWEVER, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

         A. NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office and shall be divided into three classes: Class I, Class II and Class III; PROVIDED, HOWEVER, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Exchange Act, the number of directors which shall constitute the whole Board of Directors shall be not less than three. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; PROVIDED, HOWEVER, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 1997, the directors first elected to Class II shall serve for a term expiring at the annual meeting next following the end of the calendar year 1998, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 1999. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

         At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose terms then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

         In the event of any changes in the authorized number of directors, each director then continuing to serve shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

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         Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         B. REMOVAL OF DIRECTORS. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause of removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

         C. VACANCIES. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                    ARTICLE X

                                 INDEMNIFICATION

         A. MANDATORY INDEMNIFICATION. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any

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such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

         B. PREPAYMENT OF EXPENSES. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article X or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

         C. VESTING. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article X shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article X which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

         D. ENFORCEMENT. If a claim under Section A or Section B or both Sections A and B of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where

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the required undertaking, if any is required, has been tendered to the
Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

         E. NONEXCLUSIVE. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         F. PERMISSIVE INDEMNIFICATION. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article X may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

         G. INSURANCE. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X, the Corporation's Bylaws, the DGCL or other applicable law.

         H. IMPLEMENTING ARRANGEMENTS. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article X, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation,
(i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.

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                                   ARTICLE XI

                           LIMITED DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this
Article XI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

                                   ARTICLE XII

                                     BYLAWS

         The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws of the Corporation.

                                  ARTICLE XIII

                           ARRANGEMENTS WITH CREDITORS

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may

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be, agree to any compromise or arrangement and to any reorganization of the
Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE XIV

                           INITIAL BOARD OF DIRECTORS

         The name and mailing address of the sole initial member of the Board of Directors is:

                             William C. Klintworth, Jr.
                             2078 Prospector Avenue
                             Park City, Utah 84060

                                   ARTICLE XV

                                  INCORPORATOR

         The name and mailing address of the incorporator, the powers and authority of whom shall cease upon the filing of this Certificate of Incorporation, is:

                             Fred S. Stovall, Esq.
                             Porter & Hedges, L.L.P.
                             700 Louisiana, 35th Floor
                             Houston, Texas 77002

         I, the undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby declaring under the penalties of perjury that this is my act and deed and that the facts stated herein are true, and accordingly have executed this Certificate of Incorporation on April 7, 1997.

                                                    /S/ FRED S. STOVALL
                                                    Fred S. Stovall, Esq.

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            HEALTHTECH DELIVERY, INC.


         Healthtech Delivery, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

                                   ARTICLE ONE

         That resolutions, which set forth proposed amendments to the Corporation's Certificate of Incorporation (the "Certificate") and declared such amendments advisable and in the best interest of the Corporation were duly adopted by the Corporation's Board of Directors, pursuant to Section 141 of the Delaware General Corporation Law (the "DGCL"), and by all the stockholders of the Corporation, pursuant to Section 228 of the DGCL. The resolutions regarding the proposed amendments to the Certificate set forth below: (i) change the name of the Corporation from "Healthtech Delivery, Inc." to "AVIAN Healthcare Corporation;" (ii) increase the number of votes that must be cast to approve the removal of a director for cause from a majority to two-thirds of the total voting power of all shares of outstanding capital stock; and (iii) change the initial Conversion Factor of the Series A Preferred Stock of the Corporation from "1" to "0.9090909." The resolutions are as follows:

         WHEREAS, the Board of Directors and the stockholders of the Corporation deem it advisable and in the best interests of the Corporation to amend the Certificate of Incorporation (the "Certificate") to: (i) change the name of the Corporation from "Healthtech Delivery, Inc." to "AVIAN Healthcare Corporation;"
(ii) increase the number of votes that must be cast by the stockholders of the Corporation to approve the removal of a director for cause from a majority to two-thirds of the total voting power of all shares of outstanding capital stock; and (iii) change the initial Conversion Factor of the Series A Preferred Stock of the Corporation from "1" to "0.9090909."

         NOW, THEREFORE, BE IT RESOLVED, that Article I of the Certificate is hereby amended to read as follows in its entirety:

                  The name of the corporation is AVIAN Healthcare Corporation (the "Corporation").

         RESOLVED FURTHER, that the first sentence of Section IX.B is hereby amended to read as follows in its entirety:

         No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

         RESOLVED FURTHER, that the last sentence of Subsection 3(b) of the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock of the Corporation is hereby amended to read as follows in its entirety:

         For the purposes of this Section 3, the term "Conversion Factor" initially shall mean 0.9090909.

         RESOLVED FURTHER, that any duly elected officer of the Corporation is hereby authorized and directed to execute and file a Certificate of Amendment to the Certificate with the Secretary of State of Delaware which amends the Certificate as set forth in the foregoing resolutions.

                                   ARTICLE TWO

         That the capital of the Corporation shall not be reduced by reason of the foregoing amendment.

         IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation, hereby declares and certifies that the facts herein stated are true and accordingly, executes this instrument as of May 15, 1997.


                                        HEALTHTECH DELIVERY, INC.

                                        By:  /S/ WILLIAM C. KLINTWORTH
                                                 William C. Klintworth,
                                                 President and Chief Executive
                                                 Officer

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AVIAN HEALTHCARE CORPORATION

         AVIAN Healthcare Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

                                   ARTICLE ONE

         That resolutions which set forth proposed amendments to the Corporation's Certificate of Incorporation, as heretofore amended (the "Certificate"), and declared such amendments advisable and in the best interest of the Corporation, were duly adopted by the Corporation's Board of Directors, pursuant to Section 141 of the Delaware General Corporation Law (the "DGCL"), and by all the stockholders of the Corporation, pursuant to Sections 228 and 242 of the DGCL. The resolutions regarding the proposed amendments to the Certificate (i) change the name of the Corporation to TRIAD Medical Inc.; (ii) provide for the split of each outstanding share of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation into 1.3379145 shares of the Common Stock; (iii) delete the requirement that shares of Series A Preferred Stock of the Corporation be held for one year prior to conversion into shares of the Common Stock; (iv) change the initial Conversion Factor of the Series A Preferred Stock of the Corporation from "0.9090909" to "0.667834635"; and (v) amend the provision regarding adjustments to the conversion factor applicable to the Series A Preferred Stock of the Corporation to exclude the stock split contemplated by clause (ii) above, said resolutions reading as follows:

         NOW, THEREFORE, BE IT RESOLVED, that Article I of the Certificate is hereby amended to read as follows in its entirety:

                  "The name of the corporation is TRIAD Medical Inc. (the "Corporation")."

         RESOLVED, FURTHER, that Article IV of the Certificate is hereby amended by the addition of a new second paragraph which will read in its entirety as follows:

                  "Each of the shares of the Common Stock outstanding at 12:01 a.m., Houston, Texas time, on September 9, 1997 shall be split into
         1.3379145 shares of the Common Stock without any further action by the stockholders or board of directors of the Corporation. No fractional shares shall be issued, and the number of shares to be issued to each stockholder shall be rounded up or down to the nearest whole number."

         RESOLVED, FURTHER, that Section 3(a) of the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock of the Corporation is hereby amended to read in its entirety as follows:

                  "(a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 3, the holder of any shares of Series A Preferred Stock shall have the right at any time at such holder's option, without the payment of any additional consideration therefor, to convert any shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio (as defined in Section 3(b) below) in effect on any Conversion Date (as defined in Section 3(c) below) upon the terms hereinafter set forth."

         RESOLVED, FURTHER, that the last sentence of Subsection 3(b) of the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock of the Corporation is hereby amended to read in its entirety as follows:

         "For the purposes of this Section 3, the term 'Conversion Factor' initially shall mean 0.667834635."

         RESOLVED, FURTHER, that Section 3(e)(i) of the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock of the Corporation is hereby amended to read in its entirety as follows:

                  "(i) STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS OR COMBINATIONS. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to that number determined by multiplying the Conversion Factor in effect by a fraction (x) the numerator of which shall be the total number of issued and outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification and (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision, combination or reclassification; provided, however, that no such adjustment shall be made pursuant to this Section 3(e)(i) with respect to the stock split contemplated by the second paragraph of Article IV of the Certificate. Successive adjustments in the Conversion Factor shall be made whenever any event specified above shall occur."

         RESOLVED, FURTHER, that any duly elected officer of the Corporation is hereby authorized and directed to execute and file a Certificate of Amendment to the Certificate with the Secretary of State of Delaware which amends the Certificate as set forth in the foregoing resolutions.

                                   ARTICLE TWO

         That the capital of the Corporation shall not be reduced by reason of the foregoing amendment.


         IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation, hereby declares and certifies that the facts herein stated are true and accordingly, executes this instrument as of September 5, 1997.


                                         AVIAN HEALTHCARE CORPORATION

                                         By:  /S/ WILLIAM C. KLINTWORTH
                                                  William C. Klintworth
                                                  President and Chief
                                                  Executive Officer

                                    CORRECTED
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               TRIAD MEDICAL INC.

         TRIAD Medical Inc., a Delaware corporation (the "Corporation"), does hereby certify that a Certificate of Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 5, 1997 (the "Incorrect Certificate"), and that the Incorrect Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

         The inaccuracy or defect of the Incorrect Certificate to be corrected is the effective date and time (the "Effective Time") of a subdivision of the outstanding shares of common stock of the Corporation, par value $0.001 per share (the "Common Stock"), was set forth in the second paragraph of Article IV of the Certificate of Incorporation, as heretofore amended (the "Certificate"), as "12:01 a.m., Houston, Texas time, on September 9, 1997." The Effective Time is hereby corrected to read "5:00 p.m., Houston, Texas time, on September 5, 1997."

         The entire text of the Certificate of Amendment, as corrected, is set forth below:

                                   ARTICLE ONE

         That resolutions which set forth proposed amendments to the Corporation's Certificate of Incorporation, as heretofore amended (the "Certificate"), and declared such amendments advisable and in the best interest of the Corporation, were duly adopted by the Corporation's Board of Directors, pursuant to Section 141 of the Delaware General Corporation Law (the "DGCL"), and by all the stockholders of the Corporation, pursuant to Sections 228 and 242 of the DGCL. The resolutions regarding the proposed amendments to the Certificate (i) change the name of the Corporation to TRIAD Medical Inc.; (ii) provide for the split of each outstanding share of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation into 1.3379145 shares of the Common Stock; (iii) delete the requirement that shares of Series A Preferred Stock of the Corporation be held for one year prior to conversion into shares of the Common Stock; (iv) change the initial Conversion Factor of the Series A Preferred Stock of the Corporation from "0.9090909" to "0.667834635"; and (v) amend the provision regarding adjustments to the conversion factor applicable to the Series A Preferred Stock of the Corporation to exclude the stock split contemplated by clause (ii) above, said resolutions reading as follows:

         NOW, THEREFORE, BE IT RESOLVED, that Article I of the Certificate is hereby amended to read as follows in its entirety:

                  "The name of the corporation is TRIAD Medical Inc. (the "Corporation")."

         RESOLVED, FURTHER, that Article IV of the Certificate is hereby amended by the addition of a new second paragraph which will read in its entirety as follows:

                  "Each of the shares of the Common Stock outstanding at 5:00 p.m., Houston, Texas time, on September 5, 1997 shall be split into
         1.3379145 shares of the Common Stock without any further action by the stockholders or board of directors of the Corporation. No fractional shares shall be issued, and the number of shares to be issued to each stockholder shall be rounded up or down to the nearest whole number."

         RESOLVED, FURTHER, that Section 3(a) of the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock of the Corporation is hereby amended to read in its entirety as follows:

                  "(a) OPTIONAL CONVERSION. Subject to and upon compliance with the provisions of this Section 3, the holder of any shares of Series A Preferred Stock shall have the right at any time at such holder's option, without the payment of any additional consideration therefor, to convert any shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio (as defined in Section 3(b) below) in effect on any Conversion Date (as defined in Section 3(c) below) upon the terms hereinafter set forth."

         RESOLVED, FURTHER, that the last sentence of Subsection 3(b) of the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock of the Corporation is hereby amended to read in its entirety as follows:

         "For the purposes of this Section 3, the term 'Conversion Factor' initially shall mean 0.667834635."

         RESOLVED, FURTHER, that Section 3(e)(i) of the Certificate of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock of the Corporation is hereby amended to read in its entirety as follows:

                  "(i) STOCK DIVIDENDS, SUBDIVISIONS, RECLASSIFICATIONS OR COMBINATIONS. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to that number determined by multiplying the Conversion Factor in effect by a fraction (x) the numerator of which shall be the total number of issued and outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification and (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision, combination or reclassification; provided, however, that no such adjustment shall be made pursuant to this Section 3(e)(i) with respect to the stock split contemplated by the second paragraph of Article IV of the Certificate. Successive adjustments in the Conversion Factor shall be made whenever any event specified above shall occur."

         RESOLVED, FURTHER, that any duly elected officer of the Corporation is hereby authorized and directed to execute and file a Certificate of Amendment to the Certificate with the Secretary of State of Delaware which amends the Certificate as set forth in the foregoing resolutions.

                                   ARTICLE TWO

         That the capital of the Corporation shall not be reduced by reason of the foregoing amendment.


         IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation, hereby declares and certifies that the facts herein stated are true and accordingly, executes this instrument as of September 5, 1997.


                                       AVIAN HEALTHCARE CORPORATION

                                       By:  /S/ WILLIAM C. KLINTWORTH
                                                William C. Klintworth
                                                President and Chief
                                                Executive Officer